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                                                                   EXHIBIT 10.7


[Logo] Lansfastigheter [County Properties]




SUPPLEMENT to lease agreement 2003-000901, Kungsgatan 12-14
- -----------------------------------------------------------

The leased area is increased by 790 sq.m. on floor 5 from 1 January 1995 inc.

The number of parking spaces is increased by 2 spaces from 1 January 1995 inc. (total 32 spaces).

The rent is increased by SEK 1,145,000 excl. VAT.


The lessor shall attend to measures in accordance with a Memorandum dated 23-11-1994 and supplementation of cooling in training premises in accordance with a previously submitted quotation.


The lease agreement is extended until 30-09-1997.

With reference to this, the lessee shall pay SEK 75,000/quarter excl. VAT during the period 30-09-1996 - 30-09-1997.



Stockholm, 9 December 1994
LANSFORSAKRINGSBOLAGENS AB                   INDUSTRI-MATEMATIK AB

c/o Lansfastigheter AB

[Signature]                          [Signature]
Hans Lenneryd                        Lars-Goran Persson [Hand-written] PETERSON






- --------------------------------------------------------------------------------
        Lansfastigheter AB, Riddargatan 7A, Box 5182, 102 44 Stockholm

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  Tel: 08-663 08 20, Fax: 663 87 02, Postal giro 6 63 57-5, Bank giro 402-6001
- --------------------------------------------------------------------------------

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[Logo] LANSFASTIGHETER

Stockholm, 21 December 1993


Industri-Matematik AB

Box 7733

103 95 Stockholm
- ----------------

Att: Jan Berglund
- -----------------



Re: lease contract, Kungsgatan 12-14, Stockholm
- -----------------------------------------------

It is herewith confirmed that financing of the additional works with regard to the above premises shall be performed by debiting together with the rent as follows:


Quotation                                   1,650,000.00
Extra orders                                  265,000.00
Vican                                         243,000.00
BRV                                           106,434.00 (total SEK 290,000.00)
 ./.LFAB's share of quotation               -1,000,000.00
                                           -------------

Interest, 10% on 1,264,343.00
1/10-21/12 1993                                31,611.00
                                           -------------

Total sum                                   1,296,045.00
- --------------------------------------------------------


Divided over a 10-year period and with 10% interest, the debiting will be SEK 50,370/quarter. VAT will be added. The first debiting will be performed in quarter 1/94.

If removal from the premises occurs within 10 years calculated from 1 January 1994, the remaining debt falls due for immediate payment.

We request that you confirm the above agreement on the enclosed copy of the letter.


Yours faithfully,

LANSFASTIGHETER AB

[Signature]
Bengt Wibert

MD
- --------------------------------------------------------------------------------
        Lansfastigheter AB, Riddargatan 7A, Box 5182, 102 44 Stockholm

 Tel: 08-663 08 20, Fax: 663 87 02, Postal giro 6 63 57-5, Bank giro 402-6001
- --------------------------------------------------------------------------------


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[Logo]                                      LEASE CONTRACT
SVERIGES FASTIGHETSAGARE                    FOR PREMISES      No.

The undersigned has this day concluded the following lease agreement: Cross in box means that the subsequent text applies
- --------------------------------------------------------------------------------
Lessor  Lansforsakringsbolagens AB

Lessee  Industri-Matematik AB                      Civ.reg./org.no. 556102-7680

Address of      Local authority                 District/area
premises        Stockholm                       Kakenhusen 25

Size and use    Premises with associated space leased, unless
of premises     specified otherwise, in existing state to be used as   offices

Size and scope  Retail area  Office area           Storage area     Other space
of premises     floor m/2/   floor m/2/  floor m/2/floor  m/2/      floor m/2/

                x Scope of the leased premises has been marked on enclosed drawing(s). Appendix 2

                vehicular access  space for space for   parking space(s)
                garage space(s) for loading and sign sign cabinet for car(s) for x 30 car(s) outhouse unloading

Fittings        Premises leased                   On termination of the leasing
Appendix
                                                  relationship the lessee,
                x without fitting specially       unless agreed otherwise shall
                with fittings specially in-       remove fittings belonging to
                tended for the business  in-      him and return the premises
                tended for the business           in an acceptable condition.


Contract period       From inc.            To inc.
                      01-10-1993           30-09-1996

Cancellation period   Cancellation of this        before the agreed expiry of
                      contract shall be made in   the lease period, otherwise
                      writing at least 9 months   the contract is extended by 3
                                                  years at a time.

Rent   SEK                                               x rent excl. additions
       5,740,000.00 excl. VAT    per annum comprising   total rent  marked below

Index                                                                Appendix
clause  x Change of rent stated above performed in accordance with
enclosed index clause.                                               1

Heating and     Necessary heating of the premises to be provided by
                Hot water to be available
hot water       x lessor       lessee             x All year round   not at all

Cost            x Fuel/Heating supplement  XXXXXXXXXXXXXX included   Appendix

Waste cost          x Waste supplement XXXXXXXXXXXX included
         Appendix

Cooling         x Costs for operation of XXXXXX ventilation
Ventilation     installations XXXXXXX included                       Appendix

Electricity       Included in the rent   x lessee has his own
                                         subscription

Stair cleaning  x Included in the rent     provided and paid for
                                           by the lessee

Packaging and   normal office waste        bulky
waste removal   x Included in the rent     x provided and paid for
                                           by the lessee (but
                                           incumbent on the lessor
                                           to provide waste bin and
                                           necessary waste space)

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Lubrication and
sanding            x Included in the rent       provided and paid for by the
                                                lessee

Property tax       x Included in the rent  compensation for same to be paid in accordance with a separate agreement

Unforseen costs    After signing of the agreement -- for an agreement valid for more than three years -- unforseen costs arising for the property due to
                   a) Introduction or increase of tax applying especially to the property, charge or levy which parliament, the government, local authority or public authority may decide
                   b) general rebuilding measures or equivalent for the property which do not only involve the premises and which is incumbent upon the lessor to carry out as a result of a decision by parliament, the government, local authority or public authority.

                   The lessee with effect from the introduced cost increase shall pay compensation to the lessor for the share of the total annual cost increase for the property accruing to the share of the premises.

                   The premises' share is   percent (if the share is not stated
                   it is calculated in relation to the outgoing rent in the property in the cost increase period).

                   With tax according to a) above, VAT and property tax is not involved to the extent that compensation for the same is paid in accordance with a special agreement above.

                   Compensation is paid in accordance with the rules below on payment of the rent.

Value-added tax    x The property owner/lessor is liable for tax for VAT for
(VAT)              leasing the premises. The lessee shall pay over and above the rent the VAT valid at any time.

                   If the property owner/lessor according to a decision by the tax authority is liable for tax for VAT for leasing the premises, the lessee shall pay over and above the rent the additional valid VAT.

                   What is paid at the same time with the rent is calculated on the rent sum exactly, according to rules for VAT on rent valid at any time, where appropriate according to the lease contract outgoing supplements and other compensations.

Sveriges Fastighetsagareforbund form no. 12A drawn up in 1981 in consultation with the Swedish Retail Federation/Companies' National Organization.
                                                         Reproduction forbidden








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                               Cross in box means that subsequent text applies

Payment       The rent is paid without request      post giro no.  bank giro no.
of rent       in advance at the latest on the
              last weekday before beginning of each
              x calendar quarter calendar month       by payment to

Interest
Payment
reminder In the event of late payment of rent the lessee shall pay both interest according to the Interest Act and compensation for a written payment reminder according to the Act on compensation for collection costs, et. Compensation for a reminder shall be payable by a sum which applies on each occasion according to the statutory regulation on compensation for collection costs, etc.

              The lessor shall carry out and         However, the lessee is
              pay for the necessary maintenance      responsible for
              of the premises and fittings                         Appendix
              provided by him.

              x The lessor shall carry out and      The lessee is responsible
              pay for internal maintenance          for maintenance
              of surfaces of floors, walls and      also covers        Appendix
              ceiling and of fittings provided
              by him.

              The distribution of the responsibility                   Appendix
              for maintenance is stated in a
              special appendix.

              The lessee does not have a right to receive a reduction in rent for obstacles or disadvantage in the right of use for a period during which the lessor allows the usual maintenance of the property or the leased premises to be carried out. However, it is incumbent upon the lessor to inform the lessee in good time of the nature and scope of the work and when and during what hours the work shall be executed.
              In the event that removal applies to retail premises/craft premises with an activity dependent upon customer flow, the clause shall be valid only if a special agreement on the same is concluded.

              It is incumbent upon      at his own liability and his own cost to
                                        be responsible for the measures which
                                        may be required by an insurance company
                                        or local planning and building
                                        committee, environmental and health
                                        protection committee, fire authority or
                                        other public authority for exploitation
                                        of the premises for the intended use.
                                        The lessee shall consult with the lessor
              lessor x lessee           before measures are adopted.



              If the lessee makes changes to the premises without the necessary building permit and as a result of this according to the rules in PBL the lessor is forced to pay a building charge or additional charge,the lessee shall pay a corresponding amount to the lessor.

Signs
awnings
window
[illegible]   The lessee has a right after consultation with the lessor to set up a sign usual for the activity, on condition that the lessor has no authorised cause to refuse and that the lessee has obtained the necessary permission for authorities concerned. On moving out it is incumbent upon the lessee to return the facade of the building in an acceptable condition.
              For more extensive property maintenance, such as facade renovation, it is incumbent upon the lessee, at his own cost and without compensation, to dismantle and replace signs, awnings, and advertisements.
              The lessor undertakes not to establish automats and sign cabinets on the outer walls of the premises leased to the lessee without the lessee's permission and grants the lessee an optional right to establish automats and sign cabinets on the walls in question.

              Lessor x Lessee      is responsible for damage due to the effect
                                   of sign windows, entrance doors and signs








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

                 x The lessee is liable for taking out and maintaining glass insurance referring to all sign windows and entrance doors belonging to the premises.

Locking
devices          It is incumbent upon the
                 lessor   x lessee to equip the premises with such locking and safety devises as are required for the validity of the lessee's business or company insurance.

Force majeure    The lessor is released from liability to fulfil his part of the agreement and from liability to pay damages if his undertakings can not be fulfilled at all or can only be fulfilled at an abnormally high cost due to war or riot, due to such work stoppage, blockade, conflagration, explosion or action by a public authority over which the lessor has no control and could not have foreseen .

Security         A precondition for the validity of this agreement is a security in the form of     Appendix
                 bank guarantee  surety  to be provided at the latest by

Special
provisions       The premises are adapted according to drawings from Bergstrom & Nilsson Appendix
                 Architects Office, dated 22.04.93/revised 29.04.93.                      See also
                 Possible preparations and payments lessee adjustment of MSEK 1.        record of If
                 possible lessee has a right to allocate the premises from 17-09-1993.   29.04.93

Signature       This contract which may be registered without special permission has been drawn up in two identical copies of which the parties have each taken their own. Previous agreement between the parties with regard to these premises cease to apply from when this agreement comes into force.

                Place/date                    Place/date
                Stockholm, 28/4/1993          Stockholm, 29/4/1993

                Lessor                        Lessee

                LANSFORSAKRINGSBOLAGENS AB          INDUSTRI-MATEMATIK AB

                [Signature]                         [Signature]

                BO ENNERBERG                        MARTIN LEIMDORFER


Agreement
on removal      Due to an agreement concluded this day
                the contract ceases to apply from  inc.
                                                           until the day the lessee undertakes to move out.
                Place/date                 Lessor          Lessee

Transfer
                The above lease contract is transferred from  inc.
                to

                Retiring lessee           Entering lessee        Civ.reg./org.no.

Above transfer  Place/date                Lessor
approved

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[Logo]                                   INDEX CLAUSE      Appendix no.

SVERIGES FASTIGHETSAGARE                 for premises
                                         Instructions, see reverse page

Refers to       Lease contract no.       Property
                                         Kakanhusen 25

Lessor          Lansforsakringsbolagens AB

Lessee          Industri-Matematik AB

Clause Of the base rent sum stated in the contract - SEK 5,740,000, 75% or SEK 4,305,000 shall constitute the base rent. During the lease period, with regard to changes in the consumer price index (total index with 1980 as a base year), additions to the base rent sum shall be payable with a certain percentage for the base rent according to the grounds below.

                The base rent is considered to be adjusted to the index figure for October in the calendar year from which a new rent according to the lease contract shall begin to be applied, i.e. year 1993.
                                                                             --

                This index figure (base figure) is: ___________

                x This index figure (base figure) is not known at present.

                Should the index figure for any subsequent October have risen by at least three (3.0) units in relation to the base figure, an addition shall be payable of the percentage by which the index figure has changed in relation to the base figure. In future an addition shall be payable in relation to the index changes on which the change is rent is calculated on the basis of the percentage change between the base figure and the index figure for a respective October. In order that a change in rent shall be made in future, it is required that an index for any October is increased or reduced by at least three (3.0) units in relation to the index figure which applied on the last occasion when the rent was changed according to this clause.

                However, outgoing rent shall never be set lower than the rent amount specified in the contract. The change in rent is always made from 1 January inc. after the October index has caused a recalculation.

Signature       Place, date                        Place, date
                Stockholm, 28/4/1993               Stockholm, 29/4/1993

                Lessor                             Lessee
                LANSFORSAKRINGSBOLAGENS AB         INDUSTRI-MATEMATIK AB

                [Signature]                        [Signature]

                Bo Ennerberg                       Lessee MARTIN LEIMDORFER




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Instructions
1.
Whether the whole rent or a certain share of the same shall be index-linked is a matter of negotiation and may depend on the lease conditions in general (such as, for example, the size of the rental in SEK/m/2/ and year and other commitments which are incumbent upon the lessee, etc.)

2. Base figure
Regardless of when the agreement is signed, unless agreed otherwise the index for October of the calendar year in which the lease agreement starts constitutes the base figure. If the agreement is signed before the index figure is known, this may be specified afterwards. With the present conditions the October index becomes known around 20 November. The base figure is specified as is reported by SCB, i.e. with the decimal point.

3. Comparative case
The comparison between the index figure is made as soon as the year's October index becomes known. In order to avoid adjustments in the event of very minor changes, the clause is based on the index figure changing by at least three (3.0) units.

4. The percentage change
The percentage by which the index figure has risen can be calculated according to the following formula:

                     where X = the sought for percentage figure
        X =  A 100   where A = the number of units (with a decimal) by which the
             -----   index figure has risen
               6     where B = base figure (with a decimal)

Calculation of the index difference is performed with a decimal. The sought for percentage figure (X) is similarly calculated with a decimal, after which rounding off takes place to the nearest whole number. (E.g. 6.0-6.4 is reduced to 6 and 6.5-6.9 is increased to 7). The calculated addition is rounded off in the same way to a whole number of Swedish kronor.

5. First recalculation of the rent
In order that the clause shall be triggered the first time, it is required that the index figure for any October has risen by at least three (3.0) units in relation to the base figure.

6. Continued recalculation of the rent
It is also required henceforth - in order that recalculation of the rent shall be performed - that the index figure changes again by at lease three (3.0) units in relation to the index figure which last caused a recalculation of the rent.

7. Example of the application of the clause
Assume that the agreement is signed in December 1986 and that the new rent shall begin to apply from 1 October 1987 and that the base rent is SEK 75,000, the index for October 1987 constitutes the base figure. This is assumed to be 164.5.

October 1988 assumed
index figure 171.9       The index figure is 7.4 units higher than the base
                         figure 164.5. With the help of the formula under point
                         4 the percentage increase is calculated in the
                         following way:
                          X=7.4.  100 X=4.4
                         ------------
                          164.5

                         From 1 January 1989 an addition to the base rent constitutes 4% (rounded off figure according to the clause text), i.e. 3,000.00.

                         If the new rent of 75,000.00 should instead begin to apply from 1 January 1987 (and generally with the same conditions), the rent is unchanged for two years, i.e. 1987 and 1988, and its first changed from 1 January 1989 by 4%.

October 1989 assumed     The index figure has risen by 7.8 units in relation to
index figure 179.7       the index figure which caused a recalculation of the
                         rent (171.9). The index figure is 15.2 units higher than the base figure. The percentage increase according to the formula is:

                         X=15.2. 100 X=9.2
                           ---------
                           164.5







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                        From 1 January 1990 the addition to the base rent is 9%,
                        i.e. SEK 6,750.00.

October 1990 assumed    No change now occurs because the index figure only,
index figure 182.2      rose by 2.5 units in relation to the index figure which
                        last caused a recalculation of the rent (179.9)

October 1991 assumed
index figure 178.5      No change occurs.  The index figure has only fallen by
                        1.2 units in relation to the index figure which last caused a recalculation of the rent (179.9)

October 1992 assumed
index figure 187.6      The index figure has now risen by 7.9 units in relation
                        to the index figure which last caused a recalculation of the rent (179.9). The index figure is 23.1 units higher than the base figure. A new recalculation of the rent shall thus be performed. In relation to the base figure, the index figure has now risen by 23.1 units, i.e.
                        14.0%. The addition to the base rent for 1993 will thus be 14%, i.e. SEK 10,500.00.




I certify that the preceding is a fair and accurate English translation of the original document.


/s/ Lars-Goran Peterson
    -------------------
Lars-Goran Peterson
Vice President, Chief Financial Officer and Secretary
Industri-Matematik International Corp.